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                                                                      EXHIBIT 99
FOR INFORMATION CONTACT:

MEDIA CONTACT:      Tina Farrington, 419-784-2549, RFCMKT@RURBAN.NET
INVESTOR CONTACT:   Sandra Stockhorst, 419-784-4023, RFCINV@RURBAN.NET

            RURBAN FINANCIAL CORP. REACHES AGREEMENT ON BRANCH SALES

 Purchase and Assumption Agreement signed with First Federal Bank of The Midwest
                For Rurban's Hancock and Putnam County Locations

DEFIANCE, Ohio, February 24, 2003 - RURBAN FINANCIAL CORP. (NASDAQ: RBNF) ("Rurban") announced that a "Purchase and Assumption Agreement" was signed on Saturday, February 22, 2003 with First Federal Bank of the Midwest, a wholly owned subsidiary of First Defiance Financial Corp. The agreement outlines the sale of assets and assumption of deposits at Rurban's Hancock and Putnam County branches. Under the agreement First Federal Bank of The Midwest will acquire approximately $176 million in deposits and $115 million in loans.

"We are pleased with the purchase price we have received on these attractive branch offerings and completion of an important component of Rurban's strategic plan that it represents. We are confident that First Federal Bank can meet the needs of our customers, employees and community. Our customers will benefit from being served by an institution with a strong community banking tradition and we will be working hard to make the transition as smooth as possible," stated Kenneth A. Joyce, Rurban President and CEO.

This transaction will complete the sale of the remaining RFC Banking Company branches. Rurban will retain loan assets of approximately $35 million following the sales of these branches. RFC Banking Company which consists of The Peoples Banking Company, The First Bank of Ottawa and The Citizens Savings Bank Company had assets of approximately $266 million as of January 31, 2003.

"The loans retained have the potential to be immediately profitable due to the low overhead. The cash flow created from the collection of loans will be available to repay debt and to fund future expansion of Rurban's other banking and data processing businesses," shared Joyce.

Rurban anticipates closing this transaction by the end of May. The transaction is subject to regulatory approval. Additional information will be available in the company's Fourth Quarter and Year-End Financial Results to be released on February 26 as well as Rurban's Webcast at 4:00 p.m. on February 27, 2003. The conference call may be accessed via the Internet in (listen only mode) live during the call at these web addresses: www.rurbanfinancial.net and http://www.firstcallevents.com/service/ajwz375250945gf12.html. The call will also be available for replay until March 20, 2003 at these same web addresses.

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly held bank holding company based in Defiance, Ohio and is located on the Internet at http://www.rurbanfinancial.net. Rurban's common stock is quoted on the Nasdaq National Market System under the symbol RBNF.



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The Company currently has 10,000,000 shares of stock authorized and 4,565,721 shares outstanding. The investment banking firms of McDonald & Co. Securities Inc. (Trident Securities Division), Sweney Cartwright and Co., and Friedman, Billings, Ramsey Group, Inc. are the primary market makers for these shares.

Rurban's wholly owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFC Banking Company which consists of The Peoples Banking Company, The First Bank of Ottawa and The Citizens Savings Bank Company. The banks offer a full range of financial services through their offices in the Northern Ohio counties of Defiance, Paulding, Fulton, Hancock, Putnam, Sandusky, Wood, and Cuyahoga. Reliance Financial Services offers a diversified array of trust and financial services to customers nationwide. RDSI provides data processing services to community banks in Ohio, Michigan and Indiana.

FORWARD-LOOKING STATEMENTS

This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases. Rurban intends that such forward-looking statements be subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on current expectations regarding important risk factors including those identified in Rurban's most recent periodic report and other filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed or implied in the forward-looking statements, and the making of such statements should not be regarded as a representation by Rurban or any other person that the results expressed therein will be achieved.













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